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                                                                    EXHIBIT 11.1

                             McLEODUSA INCORPORATED


                      COMPUTATION OF LOSS PER COMMON SHARE
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                                Three Months Ended
                                                                                                    March 31,
                                                                                               --------------------
                                                                                                 1998        1997
                                                                                               --------    --------
Computation of weighted average number of
 common shares outstanding:
Common shares, Class A, outstanding at the
 beginning of the period.................................................................        61,799      36,173
Common shares, Class B, outstanding at the
 beginning of the period (A).............................................................           ---      15,626
Weighted average number of shares issued
 during the period.......................................................................           428         528
                                                                                               --------    --------
Weighted average number of common shares.................................................        62,227      52,327
                                                                                               ========    ========
Net loss.................................................................................      $(30,267)   $(13,355)
                                                                                               ========    ========
Loss per common share....................................................................      $  (0.49)   $  (0.26)
                                                                                               ========    ========
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(A) The Class B common stock, $.01 par value per share is convertible on a one-
    for-one basis at any time at the option of the holder into Class A common stock. As of March 31, 1998, all shares of Class B common stock had been converted into shares of Class A common stock.